SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015

PROVIDENT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-37504	45-3231576
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On December 21, 2015, Provident Bancorp, Inc. (the “Company”) redeemed all of the 17,145 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A, that had been issued to the United States Department of Treasury pursuant to the Small Business Lending Fund (the “SBLF”).  The shares were redeemed at their liquidation value of $1,000 per share plus accrued and unpaid dividends to, but excluding December 21, 2015, for a total redemption price of $17,183,100.  The redemption was approved by the Federal Reserve Bank of Boston. The redemption terminates the Company's participation in the SBLF.  After the redemption, the Company's capital ratios remain well in excess of those required for well capitalized status.

Item 9.01            Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: December 28, 2015	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer